UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (I.R.S. Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

CIT Group Inc. Long-Term Incentive Plan

        At its meeting on March 22, 2006, the Board of Directors (the “Board”) of CIT Group, Inc. (the “CIT”) adopted, subject to stockholder approval, the CIT Group Inc. Long-Term Incentive Plan (the “LTIP”). At the 2006 Annual Meeting of Stockholders of CIT held on May 9, 2006, the stockholders of CIT approved the adoption of the Plan. A copy of the LTIP is attached hereto as Exhibit 10.1 and is incorporated into this filing by reference. The following is a summary of the principal provisions of the LTIP, but is not intended to be a complete description of all of its terms and conditions.

        The LTIP is intended to replace CIT’s current Long-Term Equity Compensation Plan, which we refer to as the “Prior Plan.” The LTIP was established for two reasons. First, the LTIP will help promote the long-term success of CIT by providing eligible individuals with opportunities to obtain a proprietary interest in CIT through the grant of equity-based awards. These awards will provide participants with incentives to contribute to CIT’s long-term growth and profitability. Second, the LTIP will assist CIT in attracting, retaining, and motivating highly qualified individuals who are in a position to make significant contributions to CIT.

        Administration. The LTIP will generally be administered by the Compensation Committee. The Compensation Committee will have full authority to construe and interpret the plan subject to the plan’s terms and conditions, including the authority to determine who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award.

        Eligibility. The Compensation Committee has the authority under the LTIP to select the individuals who will be granted awards from among the officers, employees, directors, non-employee directors, consultants, advisors, and independent contractors of CIT or any parent or subsidiary of CIT. The Compensation Committee also may delegate its authority to grant awards (other than to executive officers) to appropriate officers of CIT.

        Number of Shares Available for Issuance. The maximum aggregate number of shares of CIT Common Stock that may be issued under the LTIP is seven million five hundred thousand (7,500,000), plus any shares that are available for issuance under the Prior Plan or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares issued under the LTIP may be authorized and unissued shares or may be issued shares that have been reacquired by CIT.

        Shares covered by awards granted under the LTIP that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the shares subject to the award will become available for issuance pursuant to a new award. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations and exercised shares covered by a stock-settled stock appreciation right will not be available for issuance pursuant to a new award.

        Types of Awards; Limits. The Compensation Committee may grant the following types of awards under the LTIP: options; restricted stock; restricted stock units; stock appreciation rights; performance stock; performance units; and other awards based on, or related to, shares of CIT Common Stock. However, the LTIP contains various limits with respect to the types of awards, as follows:

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•	the maximum number of shares that may be issued pursuant to restricted stock, restricted stock units, performance stock and performance units is four million five hundred thousand (4,500,000) shares;
•	the maximum number of shares that may be issued pursuant to options and stock appreciation rights granted to any eligible individual in any calendar year is three million (3,000,000) shares; and
•	the maximum amount of restricted stock, restricted stock units, performance stock and performance stock units that may be awarded to any eligible individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to awards denominated in cash) and four hundred thousand (400,000) shares measured as of the date of grant (with respect to awards denominated in shares).

        Stock Options. A stock option is the right to acquire shares of CIT Common Stock at a fixed exercise price for a fixed period of time (generally up to seven years). The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of CIT Common Stock on the date of grant. The only exception is for options granted in substitution for options held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the options granted to the acquired employee by the acquired company. The term of a stock option may not exceed seven years.

        The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described in detail below, incentive stock options entitle the participant, but not CIT, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning CIT withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to CIT to pay the exercise price.

        Stock Appreciation Rights. Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price. The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of CIT Common Stock on the date of grant. The only exception is for stock appreciation rights granted in substitution for stock appreciation rights held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the stock appreciation rights granted to the acquired employee by the acquired company. Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee. If the Compensation Committee determines at the time of grant that a stock appreciation right may be settled only in shares, the term may not exceed seven years. The Compensation Committee may grant stock appreciation rights in tandem with an option.

        Restricted Stock. Restricted stock awards are shares of CIT Common Stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee. The shares may be either granted or sold to the participant.

        Restricted Stock Units. Restricted stock units entitle a participant to receive one or more shares of CIT Common Stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted stock units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

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        Performance Stock and Performance Units. Performance stock and performance unit awards entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period. The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance stock and performance units are settled through the delivery of shares of CIT Common Stock, cash of equivalent value, or a combination of cash and shares.

        Other Awards. The Compensation Committee also may grant other forms of awards that generally are based on the value of shares of CIT Common Stock. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, may provide for the future delivery of shares to the participant, or may provide for a combination of cash payments and future delivery of shares.

        Section 162(m) Performance-Based Awards. The Compensation Committee may determine whether any award is a “performance-based” award for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Any awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; growth in managed assets; operating earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; or revenue before deferral, in each case determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

        The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit), or measured relative to selected peer companies or a market index.

        The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares of CIT Common Stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of shares of CIT Common Stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

        Amendment and Termination; Term. Generally, the Board may terminate, amend, modify, or suspend the LTIP at any time. CIT will obtain stockholder approval of any termination,

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amendment, modification, or suspension if required by applicable law or NYSE rule. Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent. Unless terminated earlier, the LTIP will expire in 2016, on the tenth anniversary of the effective date and no additional awards may be granted after this date.

        Change of Control. In the event of a change of control of CIT, the Compensation Committee may take steps it considers appropriate, including accelerating vesting, modifying an award to reflect the change of control, or providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the change of control and the exercise price. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a change of control is as follows:

•	options and stock appreciation rights immediately vest in full and remain exercisable until the second anniversary of the participant’s termination of employment or, if earlier, the expiration of the award’s initial term;
•	restrictions imposed on restricted stock and restricted stock units immediately lapse;
•	the performance targets with respect to performance units, performance stock, or other awards that vest upon satisfaction of performance objectives shall be deemed attained at target levels; and
•	the vesting of all other awards that are specified with respect to shares shall be accelerated.

        The Compensation Committee has decided to amend all existing CIT plans, programs and agreements, other than the Prior Plan and outstanding awards under the Prior Plan, to use the change of control definition in the LTIP. Under this definition, the following events generally result in a change of control:

•	one individual or entity acquires at least 35% of the voting power of CIT (the Prior Plan requires that one individual or entity acquire more than 50% of the voting power of CIT),
•	a majority of CIT directors are replaced by directors not approved by the Board,
•	there is a merger or consolidation of CIT that results in new stockholders having at least 50% of the voting power of CIT,
•	there is a sale of all or substantially all of CIT’s assets, or
•	CIT stockholders approve a plan of liquidation or dissolution.

        Other Provisions.

        Dividends and Dividend Equivalents. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in shares, and may be settled in shares, cash, or a combination of cash and shares. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights.

        Participant’s Stockholder Rights. A participant will have no rights as a stockholder with respect to shares covered by an award (including voting rights) until the date the participant or his

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nominee becomes the holder of record of such shares. Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

        Deferrals. The Compensation Committee may permit participants to defer the payment or settlement of an award to one or more dates selected by the participant.

        Repricing of Options and Stock Appreciation Rights. Options and stock appreciation rights may not be repriced. For these purposes, to reprice an award means (i) to reduce the exercise or grant price, or (ii) grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

        Adjustments or Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, liquidation, merger or other corporate event affecting the shares of CIT Common Stock, the aggregate number of shares of available for issuance under the LTIP, the various LTIP limits, and the number of shares subject to, and exercise or grant price of, outstanding awards may be appropriately adjusted by the Compensation Committee.

        Limited Transferability. Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and, except for incentive stock options, pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, or a charitable organization.

CIT Group Inc. Executive Incentive Plan

        At its meeting on March 22, 2006, the Board adopted, subject to stockholder approval, the CIT Group Inc. Executive Incentive Plan (the “Executive Incentive Plan”). At the 2006 Annual Meeting of Stockholders of CIT held on May 9, 2006, the stockholders of CIT approved the adoption of the Executive Incentive Plan. A copy of the Executive Incentive Plan is attached hereto as Exhibit 10.2 and is incorporated into this filing by reference. The following is a summary of the principal provisions of the Executive Incentive Plan, but is not intended to be a complete description of all of its terms and conditions.

        The Executive Incentive Plan, which will be effective beginning in 2007, was established in order to enable CIT to attract, retain, motivate, and reward senior executives by providing them with the opportunity to earn annual incentive compensation related to CIT’s performance.

        The Executive Incentive Plan is intended to provide for payments of executive compensation that qualify as performance-based compensation. If the plan qualifies under Section 162(m) of the Code, amounts paid to named executive officers would be deductible by CIT, even if such amounts exceed the $1 million limit imposed on deductible compensation under Section 162(m). To qualify under Section 162(m), the material terms of the plan and the performance formula must be disclosed to, and approved by, stockholders.

        Administration. The Executive Incentive Plan will generally be administered by the Compensation Committee. In accordance with Section 162(m) of the Code, the Compensation Committee must consist of at least two members of the Board, each of whom must be an “outside director” within the meaning of Section 162(m). The Compensation Committee will have full power and authority to construe and interpret the Executive Incentive Plan, subject to the terms and conditions thereunder.

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        Eligible Executives. Each executive officer of CIT and any other key employee designated from time to time by the Compensation Committee will be eligible to participate in the Executive Incentive Plan. At the beginning of each fiscal year, the Compensation Committee will select the participants in the Executive Incentive Plan for such year. It is generally anticipated that, for each fiscal year, fewer than ten participants will be selected.

        Bonus Pool. The Executive Incentive Plan creates a bonus pool, which the Compensation Committee will allocate among participants for each fiscal year. The value of the bonus pool for a particular fiscal year will be equal to 2% of net income for that fiscal year. For purposes of establishing the bonus pool, “net income” generally means CIT’s consolidated net income for the fiscal year, before extraordinary items and the cumulative effect of tax law changes and/or accounting changes. Net income will be determined in accordance with generally accepted accounting principles consistently applied, and will be reported by CIT management to the Board following the end of the fiscal year. Further, net income will be reflected in the audited financial statements for the fiscal year; or, if the fiscal year does not correspond to the calendar year, net income will be reflected in other books and records of CIT. The Executive Incentive Plan also allows the Compensation Committee to make certain adjustments to net income to take into account certain unusual items of gain, loss, income, and expense.

        Maximum Bonus Award. No later than 90 days after the beginning of a fiscal year, or at such earlier or later time as may be permitted or required by the applicable provisions of Section 162(m), the Compensation Committee will allocate a percentage of the bonus pool to each participant. The maximum percentage allocated to any participant may not exceed 30% of the bonus pool, and the percentages allocated among all participants for a year may not exceed 100%. In addition, the maximum amount of any award paid to a participant for a particular year may not exceed $10,000,000.

        Determination of Bonus Award. At the end of each fiscal year, the Compensation Committee will certify the size of the bonus pool based upon the attainment of net income for the fiscal year. At such time, the Compensation Committee will determine the size of the award to be paid to each participant, which may not exceed the participant’s percentage share of the bonus pool for that year. The Compensation Committee will also determine whether to exercise its discretion to reduce the amount of the award for the year at such time. In determining whether to reduce the amount of the award to be paid to a participant for a given fiscal year, the Compensation Committee may take into account any factors that it deems relevant to the assessment of individual or corporate performance for the fiscal year, including an individual’s performance or other relevant criteria.

        Payment of Awards. Awards will be paid no later than 2 1/2 months following the end of the applicable fiscal year. Awards may be granted subject to such vesting, forfeiture, transfer, or other restrictions (or any combination thereof) as the Compensation Committee will specify. The Compensation Committee may also require or permit deferral of all or any portion of an award.

        Form of Payments. Awards granted under the Executive Incentive Plan may be paid in cash, shares of CIT Common Stock, or other equity-based awards, including, without limitation, restricted stock, stock units, stock appreciation rights, and options. Any shares of CIT Common Stock paid or payable in settlement of awards will be granted pursuant to, and subject to, the share limits of a stockholder approved equity plan.

        Termination of Employment. Generally, to be eligible for an award, a participant must remain employed by CIT through the date of the payment of the award. However, if a participant’s employment with CIT terminates prior to the payment of an award by reason of the participant’s death, disability, or retirement, the participant will remain eligible to receive a prorated award with respect to the

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year of his or her termination. In addition, if a participant’s employment agreement or an applicable CIT severance plan provides for different treatment upon termination of employment, whether as a result of death, disability, retirement, or otherwise, the participant’s award will be paid to the extent provided by the employment agreement or severance plan.

        Amendment and Termination. The Executive Incentive Plan will become effective with respect to fiscal years beginning on and after January 1, 2007. Subject to any applicable laws, rules, and regulations, the Board or the Compensation Committee may, at any time, amend, suspend, discontinue, or terminate the Executive Incentive Plan. However, to the extent necessary to continue to qualify the amounts payable as performance-based compensation under Section 162(m), no such action will be effective without approval by our stockholders.

Item 9.01. Exhibits.

    (c) Exhibits

        10.1     CIT Group Inc. Long-Term Incentive Plan.

        10.2     CIT Group Inc. Executive Incentive Plan.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT Group Inc.

Dated: May 12, 2006
	By:	/s/ William J. Taylor

Name: William J. Taylor Title: Executive Vice President & Controller (Chief Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	CIT Group Inc. Long-Term Incentive Plan.

10.2	CIT Group Inc. Executive Incentive Plan.

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